Exhibit 8.1


                                                                October 11, 2006




ME Portfolio Management Limited
Level 23
360 Collins Street
Melbourne,  VIC 3000
Australia

                   Re: ME Portfolio Management Limited--Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special United States tax counsel to ME Portfolio Management Limited, a corporation organized under the laws of the Commonwealth of Australia ("MEPM"), in connection with the preparation of a shelf Registration Statement on Form S-3 (File No. 333-134196) of MEPM filed with the Securities and Exchange Commission (the "Commission") on May 17, 2006, as amended through the date hereof and declared effective on September 11, 2006 (Washington, D.C. time) (the "Basic Registration Statement"). The Basic Registration Statement and the registration statement on Form S-3 (File No. 333-137590) of MEPM filed with the Commission pursuant to Rule 462(b) under the Securities Act (such registration statement, at the time it became effective under the Securities Act upon filing with the Commission on September 26, 2006, being hereinafter referred to as the "462(b) Registration Statement" and, together with the Basic Registration Statement, the "Registration Statement"), relate to the issuance and sale from time to time pursuant to Rule 415 under the Securities Act of mortgage backed floating rate notes (the "Class A1 Notes") to be issued by Perpetual Limited, in its capacity as issuer trustee (the "Issuer Trustee") of funds constituted pursuant to the master trust deed, dated July 4, 1994, as amended and restated (the "Master Trust Deed"), between MEPM, as manager, and the Issuer Trustee, and created by a notice of creation of a securitisation fund, including SMHL Global Fund No. 9 (the "Fund").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

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ME Portfolio Management Limited
October 11, 2006
Page 2


            In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

            (a) the Registration Statement;

            (b) the base prospectus (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;

            (c) the prospectus supplement, which forms a part of and is included in the Registration Statement (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to the offering of the Class A1 Notes;

            (d) an executed copy of the Notice of Creation of a Securitisation Fund, dated August 16, 2006, from MEPM, as manager, to the Issuer Trustee;

            (e) an executed copy of the Note Trust Deed, dated October 3, 2006 (the "Note Trust Deed"), among the Issuer Trustee, MEPM, as manager, The Bank of New York, as note trustee, principal paying agent, calculation agent and note registrar, Perpetual Trustee Company Limited, as security trustee, and AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent;

            (f) the book-entry notes evidencing the Class A1 Notes in the form of Schedule 1 to the Note Trust Deed;

            (g) an executed copy of the Master Trust Deed;

            (h) an executed copy of the Supplementary Bond Terms Notice--Class A Notes and Class B Notes, dated October 3, 2006, among MEPM, as manager, the Issuer Trustee, The Bank of New York and Perpetual Trustee Company Limited;

            (i) an executed copy of the Securitisation Fund Bond Issue Direction, dated October 3, 2006, from MEPM, as manager, to the Issuer Trustee; and

            (j) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

            Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

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ME Portfolio Management Limited
October 11, 2006
Page 3


            For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid and enforceable.

            In addition, we have relied on statements and representations of the officers and other representatives of MEPM and others, including the officers' certificate dated October 11, 2006, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

            Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

            Based on and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the captions "Summary--U.S. Tax Status" and "Certain United States Federal Income Taxation Considerations" do not purport to summarize all possible United States federal income tax considerations of the purchase, ownership, and disposition of the Class A1 Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Class A1 Notes that are anticipated to be material to U.S. Holders.

            Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

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ME Portfolio Management Limited
October 11, 2006
Page 4


            We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to a Form 8-K filed in connection with the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP